UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2015

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)
On March 29, 2015 the Audit Committee of The Bancorp, Inc. (the “Company”) concluded that certain provisions for loan losses in prior periods relating to operations that were discontinued in the third quarter of 2014, were taken in incorrect periods and, accordingly, that the Company’s previously issued financial statements for the fiscal years ended December 31, 2012 and 2013 and the quarterly financial statements within those years and for the first three fiscal quarters of 2014 (the “Prior Financial Statements”) should no longer be relied upon.  While the cumulative results of operations through September 30, 2014 and the balance sheet of the Company (and its capital) at September 30, 2014 were unaffected, certain charges related to provisions for loan losses should have been taken in earlier periods than the ones in which they were taken.  Therefore, income for certain periods was overstated and income in other periods was understated in like aggregate amounts. While our work on this matter is ongoing, we do not anticipate the September numbers to change. These matters were discussed by the Company with its registered independent public accountants.  The aggregate amount of provisions relating to loan losses that are subject to restatement in the various periods is approximately $18.5 million.

This report on Form 8-K includes information that constitutes forward-looking statements regarding the effects of the financial statement restatements discussed above on the Prior Financial Statements and on the Company’s financial statements for the year ended December 31, 2014 (the “2014 Financial Statements”). The Company claims the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to uncertainties and contingencies, including those relating to the timing of taking of provisions for loan loss, the amount of those provisions in the aggregate or in any particular period, the effect of that timing on the Company’s allowance for loan losses and its assets, income and cash flows in the Prior Financial Statements or the 2014 Financial Statements. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on the Company’s behalf with respect to the Prior Financial Statements and the 2014 Financial Statements are expressly qualified in their entirety by the cautionary statements contained or referred to in this report. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2015	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Executive Vice President, Chief Financial Officer and Secretary